EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3
------------------------------------------------------------------

EXHIBIT A:
Report of Independent Auditors

To the Board of Directors
  of PW Aspen Fund, L.L.C.

In planning and performing our audit of the financial statements of PW Aspen Fund, L.L.C. (the "Fund") for the year ended December 31, 2000, we considered its internal control, including control activities for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, and not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control. Generally, internal controls that are relevant to an audit pertain to the Fund's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those internal controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that it may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, and its operation that we consider to be material weaknesses as defined above as of December 31, 2000.

This report is intended solely for the information and use of management and the Board of Directors of PW Aspen Fund, L.L.C. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

ERNST & YOUNG LLP

New York, New York
February 15, 2001






EXHIBIT B:
PW ASPEN FUND, L.L.C.
RULE 10f-3 PROCEDURES
1.	At any time that the Manager (as defined in paragraph 6(e)
below) considers a possible purchase
of securities by the above-named investment company (the "Fund")
from an underwriting or selling
syndicate, an appropriate officer of the Manager shall determine whether an Affiliated Underwriter (as
defined in paragraph 6(a) below) is a manager of, or participant in, that syndicate, and, if it is, the
appropriate officer of the Manager shall determine, as required by Rule
10f-3 under the Investment
Company Act of 1940 (the "1940 Act") that all of the following conditions are met:
(a)	The securities to be purchased are (i) part of an issue registered under the Securities Act
of 1933 (the "1933 Act") that is being offered to the public; (ii)
Eligible Municipal Securities as defined
in paragraph 6(c) below; (iii) securities sold in an Eligible Foreign
Offering, as defined in paragraph 6(b)
below; or (iv) securities sold in an Eligible Rule 144A Offering, as defined in paragraph 6(d) below.
	(b)	The securities are purchased prior to the end of the first
day on which any sales are
made, if not offered for subscription upon exercise of rights, or, if so offered, are purchased on or before
the fourth day preceding the day on which the rights offering terminates.
	(c)	The securities are purchased at a price that is not more
than the price paid by each other
purchaser of securities in that offering or in any concurrent offering of securities (except, in the case of
an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing
security holders of the issuer).  The Fund may rely on written statements made by the issuer, syndicate
manager, underwriter or seller of the securities through which the
Fund purchases the securities for
purposes of determining whether its price is not more than the price paid by each other purchaser of securities.
	(d)	The securities are offered pursuant to an underwriting
or similar agreement under which
the underwriters are committed to purchase all of the securities offered, except those purchased by others
pursuant to a rights offering, if the underwriters purchase any of the securities.
	(e)	The commission, spread or profit received or to be
received by the principal underwriters
is reasonable and fair compared to the commission, spread or profit received by other persons in
connection with the underwriting of similar securities being sold during a comparable period of time.  In
considering the reasonableness and fairness of the commission, spread or profit received or to be
received by the principal underwriters in a particular transaction, the Manager may take into account the
market conditions and anticipated market acceptability of the securities to be purchased, the type, rating,
yield, offering price and degree of subordination of the securities to be purchased, the size of the
underwriting and such other factors as may be relevant.
	(f)	For all securities except municipal securities, the issuer
of securities to be purchased
shall have been in continuous operation for not less than three years
(including the operation of any
predecessors).  For municipal securities, the issuer shall have received an investment grade rating from at
least one of the nationally recognized statistical rating organizations
("NRSROs") or, if the issuer of the
municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be
paid, shall have been in continuous operation for less than three years (including any predecessor), the
issue shall have received one of the three highest ratings from at least one NRSRO.
	(g)	Neither the Fund nor any other investment company advised
by the Manager shall
purchase in the aggregate: (1) in an offering other than an Eligible
Rule 144A Offering, securities in
excess of 25% of the principal amount of the offering of the class of securities being offered; or (2) in an
Eligible Rule 144A Offering, securities in excess of 25% of the total of (a) the principal amount of the
offering of the class sold to "qualified institutional buyers," as defined in Rule 144A, plus (b) the
principal amount of the offering of the class in any concurrent public offering.
	(h)	No purchase of securities under these procedures may be
made directly or indirectly
from an Affiliated Underwriter; provided that, a purchase from a syndicate manager shall not be deemed
to be a purchase from an Affiliated Underwriter if (i) such
Affiliated Underwriter does not benefit
directly or indirectly from the transaction, or (ii) with respect to a purchase of Eligible Municipal
Securities, such purchase is not designated as a group sale or otherwise allocated to the account of an
Affiliated Underwriter.  An Affiliated Underwriter shall not be deemed to benefit directly or indirectly
from the transaction so long as no part of the sale to the Fund is credited to securities allotted to the
Affiliated Underwriter.  The fact that an Affiliated Underwriter is lead manager, or a co-manager, of a
syndicate, and is therefore receiving a part of the underwriter's spread on every security sold in the
underwriting, shall not prevent the Fund from purchasing securities in such underwriting so long as the
Fund's purchase is not credited to securities allotted to the Affiliated
Underwriter.
2.	Within a reasonable time after the end of each fiscal quarter, the Manager shall report to the
Fund's principal accounting officer all transactions for the Fund effected pursuant to these procedures;
and the officers of the Fund shall report all such transactions to the Securities and Exchange Commission
on Form N-SAR (with requisite attachments) or such other form as may be from time to time required by that agency.
3.	The Manager shall maintain a record of each purchase effected pursuant to these procedures on a
"Form 10f-3" and shall report these to the Fund's Board no less frequently than quarterly.
4.	The Manager, on behalf of the Fund, (a) shall maintain and
preserve permanently in an easily
accessible place a written copy of these procedures (and any modifications thereto), and (b) shall
maintain and preserve, for a period of not less than six years from the end of the Fund's fiscal year in
which any transaction occurred (the first two years in an easily accessible place) all copies of the Forms
10f-3 for all transactions effected pursuant to Rule 10f-3 and such other information as is required by the Rule.
5.	The Fund's Board, including a majority of those Directors who are not interested persons of the
Fund, shall determine no less frequently than quarterly that all purchases made during the preceding
quarter were effected in compliance with these procedures.
6.	For purposes of these procedures, the following definitions shall apply:
	(a)	"Affiliated Underwriter" is Paine Webber Group Inc. and
any of its affiliates, including PaineWebber Incorporated.
	(b)	"Eligible Foreign Offering" means a public offering of
securities, conducted under the
laws of a country other than the United States, that meets the following conditions:
		(i)	The offering is subject to regulation by a "foreign
financial regulatory
authority," as defined in Section 2(a)(50) of the 1940 Act, in such country;
		(ii)	The securities are offered at a fixed price to all
purchasers in the offering (except
for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);
		(iii)	Financial statements, prepared and audited in
accordance with standards
required or permitted by the appropriate foreign financial regulatory authority in such country, for the
two years prior to the offering, are made available to the public and prospective purchasers in connection
with the offering; and
		(iv)	If the issuer is any issuer other than a foreign government, a national of any
foreign country, or a corporation or other organization incorporated or organized under the laws of any
foreign country, it complies with the following conditions:
			(A)	It has a class of securities registered pursuant to
Section 12(b) or 12(g)
of the Securities Exchange Act of 1934 ("1934 Act") or is required to file reports pursuant to Section
15(d) of the 1934 Act; and
			(B)	It has filed all the material required to be filed
pursuant to Section 13(a)
or 15(d) of the 1934 Act for a period of at least 12 months immediately preceding the sale of securities
made in reliance upon this (or for such shorter period that the issuer was required to file such material).
	(c)	"Eligible Municipal Securities" means "municipal securities," as defined in Section
3(a)(29) of the 1934 Act, that comply with paragraph 1(f) above.
	(d)	"Eligible Rule 144A Offering" means an offering of securities that complies with the following conditions:
		(i)	The securities are offered or sold in transactions
exempt from registration under
Section 4(2) of the 1933 Act, or Rule 144A thereunder or Rules 501 through 508 thereunder;
		(ii)	The securities are sold to persons that the seller
and any person acting on behalf
of the seller reasonably believe to include "qualified institutional buyers," as defined in Rule 144A; and
		(iii)	The seller and any person acting on behalf of the
seller reasonably believe that
the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A.
		(iv)	For purposes of this paragraph 6(d), the Fund may
reasonably rely upon written
statements made by the issuer or a syndicate manager, or by an underwriter or seller of the securities
through which the Fund purchases the securities.
	(e)	"Manager" means PW ___________ Management, L.L.C.


[PAGE BREAK]


FORM 10f-3
PW ASPEN Fund, L.L.C.
Registered Domestic Securities
1.	Issuer:  THE GOLDMAN SACHS GROUP, INC.
2.	Date of Purchase: AUGUST 1, 2000
3.	Date offering commenced: AUGUST 1, 2000
4.	Underwriters from whom purchased: GOLDMAN SACHS
5.	"Affiliated Underwriter" managing or participating in syndicate:
PAINE WEBBER INCORPORATED
6.	Aggregate principal amount or number of shares purchased: 7,617
7.	Aggregate principal amount or total number of shares of offering:
40,000,000 SHARES
8.	Purchase price (net of fees and expenses): $97.00
9.	Initial public offering price: $99.75
10.	Commission, spread or profit: ___%  $2.75
11.
Have the following conditions been satisfied?

a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public. YES

b.	The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated). YES

c.	The securities were purchased at a price not more than the
price paid by each other purchaser in the offering. YES

d.	The underwriting was a firm commitment underwriting. YES

e.	The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting similar securities during the same period. YES

f.	The issuer of the securities and any predecessor have been in continuous operation for not less than three years. YES

g.	The amount of such securities purchased by all of the
investment companies advised by the Manager did not exceed
25% of the principal amount of the offering. YES

h.	No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale. YES

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated Underwriter" is defined as Paine Webber Group Inc. and any of its affiliates, including PaineWebber Incorporated.
Approved:  ___________________________________
Date:  ________________________